Exhibit 5.1

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American Airlines Group Inc.

1 Skyview Drive

Fort Worth, Texas 76155

American Airlines, Inc.

1 Skyview Drive

Fort Worth, Texas 76155

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Airlines Group Inc., a Delaware corporation (“AAG”), and American Airlines, Inc., a Delaware corporation (“AAI”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes (a) a base prospectus relating to the registration for issue and sale by AAG of (i) shares of AAG’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of AAG’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of AAG’s debt securities (collectively, “AAG Debt Securities”) to be issued under an indenture to be entered into between AAG, as issuer, and Wilmington Trust, National Association, as trustee (a form of which is included as Exhibit 4.1 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates of AAG thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of AAG Debt Securities, the “Applicable AAG Indenture”), (iv) warrants to purchase AAG Debt Securities or Common Stock (“Warrants”), (v) rights to purchase Common Stock or any other AAG Securities (as defined below) (“Rights”), (vi) purchase contracts for the purchase and sale of AAG Securities (as defined below) (“Purchase Contracts”), (vii) units consisting of two or more of the AAG Securities (as defined below) (“Units”), and (viii) guarantees of AAI Debt Securities (as defined below) or Pass Through Certificates (as defined below) (each an “AAG Guarantee” and, together with the Common Stock, Preferred Stock, AAG Debt Securities, Warrants, Rights, Purchase Contracts and Units, the “AAG Securities”), (b) a base prospectus relating to the registration for issue and sale by AAI of (i) one or more series of AAI’s debt securities (the “AAI Debt Securities” and, together with the AAG Debt Securities, the “Debt Securities”) to be issued under an indenture to be entered into between AAI, as issuer, and Wilmington Trust, National Association, as trustee

February 19, 2020

(a form of which is included as Exhibit 4.2 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates of AAI thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of AAI Debt Securities, the “Applicable AAI Indenture” and, when referenced together with the Applicable AAG Indenture, the “Applicable Indenture”) and (ii) guarantees of AAG Debt Securities (the “AAI Guarantee” and, together with the AAG Guarantees, each a “Guarantee”) and (c) a base prospectus relating to the registration for issue and sale by AAI of one or more series of pass through certificates of AAI (the “Pass Through Certificates” and, together with the AAI Debt Securities and the AAI Guarantee, the “AAI Securities”) that may be issued by one or more trusts formed by AAI in one or more series pursuant to a pass through trust agreement between AAI and Wilmington Trust Company as pass through trustee (the “Pass Through Trustee”), the form of which is included as Exhibit 4.3 to the Registration Statement, and one or more supplements thereto (collectively, the “Pass Through Trust Agreement”). The AAG Securities and the AAI Securities are referred to herein collectively as the “Securities.” The Registration Statement provides that each such base prospectus will be supplemented by one or more prospectus supplements in connection with the sale of the applicable Securities. Each such prospectus supplement, together with the related base prospectus, is referred to herein as a “Prospectus.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and, with respect to the opinions set forth in paragraphs 3 through 12 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When an issuance of Common Stock has been duly authorized by all necessary corporate action of AAG, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the certificate of incorporation and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that AAG will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

February 19, 2020

2.

When a series of Preferred Stock has been duly established in accordance with the terms of AAG’s Certificate of Incorporation and authorized by all necessary corporate action of AAG, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the certificate of incorporation and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that AAG will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

3.

When the Applicable AAG Indenture has been duly authorized, executed and delivered by all necessary corporate action of AAG, and when the specific terms of a particular series of AAG Debt Securities have been duly established in accordance with the terms of the Applicable AAG Indenture and authorized by all necessary corporate action of AAG, and such AAG Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable AAG Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such AAG Debt Securities will be the legally valid and binding obligations of AAG, enforceable against AAG in accordance with their terms.

4.

When the Applicable AAG Indenture has been duly authorized, executed and delivered by all necessary corporate action of AAG and AAI, and when the Guarantee of the related AAG Debt Securities has been duly authorized, executed and delivered by all necessary corporate action of AAI, and when the specific terms of such Guarantee and the related AAG Debt Securities have been duly established in accordance with the Applicable AAG Indenture and applicable law and authorized by all necessary corporate action of AAG and AAI (including, without limitation, by the adoption by the Boards of Directors of AAG and AAI of resolutions duly authorizing the issuance and delivery of such Guarantee and the related AAG Debt Securities), and when such Guarantee has been duly executed and delivered by AAI in accordance with the Applicable AAG Indenture and in the manner contemplated by the Registration Statement and the applicable Prospectus, and the related AAG Debt Securities have been duly authenticated by the Trustee and duly delivered by or on behalf of AAG against payment therefor in accordance with the Applicable AAG Indenture and the Guarantee and in the manner contemplated by the Registration Statement and the applicable Prospectus and by such corporate action, such Guarantee will be the legally valid and binding obligation of AAI, enforceable against AAI in accordance with its terms.

February 19, 2020

5.

When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of AAG, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of AAG, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of AAG, enforceable against AAG in accordance with their terms.

6.

When the applicable rights agreement has been duly authorized, executed and delivered by all necessary corporate action of AAG, and when the specific terms of a particular issuance of Rights have been duly established in accordance with the terms of the applicable rights agreement and authorized by all necessary corporate action of AAG, and such Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Rights will be the legally valid and binding obligations of AAG, enforceable against AAG in accordance with their terms.

7.

When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of AAG, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of AAG, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the legally valid and binding obligations of AAG, enforceable against AAG in accordance with their terms.

8.

When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of AAG, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of AAG, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of AAG, enforceable against AAG in accordance with their terms.

February 19, 2020

9.

When the Applicable AAI Indenture has been duly authorized, executed and delivered by all necessary corporate action of AAI, and when the specific terms of a particular series of AAI Debt Securities have been duly established in accordance with the terms of the Applicable AAI Indenture and authorized by all necessary corporate action of AAI, and such AAI Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable AAI Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such AAI Debt Securities will be the legally valid and binding obligations of AAI, enforceable against AAI in accordance with their terms.

10.

When the Applicable AAI Indenture has been duly authorized, executed and delivered by all necessary corporate action of AAI and AAG, and when the Guarantee of the related AAI Debt Securities has been duly authorized, executed and delivered by all necessary corporate action of AAG, and when the specific terms of such Guarantee and the related AAI Debt Securities have been duly established in accordance with the Applicable AAI Indenture and applicable law and authorized by all necessary corporate action of AAI and AAG (including, without limitation, by the adoption by the Boards of Directors of AAI and AAG of resolutions duly authorizing the issuance and delivery of such Guarantee and the related AAI Debt Securities), and when such Guarantee has been duly executed and delivered by AAG in accordance with the Applicable AAI Indenture and in the manner contemplated by the Registration Statement and the applicable Prospectus, and the related AAI Debt Securities have been duly authenticated by the Trustee and duly delivered by or on behalf of AAI against payment therefor in accordance with the Applicable AAI Indenture and the Guarantee and in the manner contemplated by the Registration Statement and the applicable Prospectus and by such corporate action, such Guarantee will be the legally valid and binding obligation of AAG, enforceable against AAG in accordance with its terms.

11.

With respect to the Pass Through Certificates of each series, when the execution, authentication, issuance, and delivery of the Pass Through Certificates of such series by the related Pass Through Trustee shall have been duly authorized by all necessary corporate action of AAI and such Pass Through Trustee; the Pass Through Trust Agreement and the related trust supplement (the “Trust Supplement”) establishing the terms of the Pass Through Certificates of such series and forming the related trust shall have been duly authorized, executed, and delivered by AAI and the related Pass Through Trustee in accordance with the terms and conditions of the Pass Through Trust Agreement; and the Pass Through Certificates of such series shall have been duly executed, authenticated, issued, and delivered by the related Pass Through Trustee and issued, sold, and paid for as contemplated by each of the Registration Statement and the applicable Prospectus, the Pass Through Trust Agreement and the related Trust Supplement, the Pass Through Certificates of such series will constitute the valid and binding obligation of the related Pass Through Trustee, enforceable against such Pass Through Trustee in accordance with its terms.

12.

With respect to each Guarantee of the Pass Through Certificates (the “PTC Guarantee”), when the execution and delivery of such PTC Guarantee shall have been duly authorized by all necessary corporate action of AAG, and such PTC Guarantee shall have been duly executed and delivered by AAG and issued by AAG as contemplated by the Registration

February 19, 2020

Statement and the applicable Prospectus relating to the Pass Through Certificates of the series to which such PTC Guarantee relates, the Pass Through Trust Agreement and the related Trust Supplement, such PTC Guarantee will constitute a valid and binding obligation of AAG, enforceable against AAG in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities, Warrants, Rights, Purchase Contracts, Units, Guarantees and Pass Through Certificates and the Applicable Indenture, warrant agreements, rights agreements, purchase contract agreements, unit agreements and Pass Through Trust Agreements (including the related Trust Supplement) governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

February 19, 2020

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in each Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP